EXHIBIT 10.13

                         LAMINATES ACQUISITION CO. 1999
                                  STOCK PLAN:


                            STOCK PURCHASE AGREEMENT


SECTION 1. ACQUISITION OF SHARES.

     (a) Transfer. On the terms and conditions set forth in the Summary of Stock Purchase and this Agreement, the Corporation agrees to transfer to the Purchaser the number of Shares set forth in the Summary of Stock Purchase. The transfer shall occur at the offices of the Corporation on the date of purchase set forth in the Summary of Stock Purchase or at such other place and time as the parties may agree.

     (b) Consideration. The Purchaser agrees to pay the Purchase Price set forth in the Summary of Stock Purchase for each Purchased Share. The Purchase Price is agreed to be at least 100% of the Fair Market Value of the Purchased Shares. Payment shall be made on the transfer date in cash or cash equivalents.

     (c) Stock Plan and Defined Terms. The transfer of the Purchased Shares is subject to the Plan, a copy of which the Purchaser acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in
          Section 12 of this Agreement.

SECTION 2. RIGHT OF REPURCHASE FOR PURCHASED SHARES.

     (a) Scope of Repurchase Right. All Purchased Shares shall be subject to a right (but not an obligation) of repurchase by the Corporation. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Purchased Shares, except as provided in the following sentence. The Purchaser may transfer Purchased Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Purchaser's spouse, children or grandchildren or to a trust established by the Purchaser for the benefit of the Purchaser or the Purchaser's spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Corporation to be bound by all provisions of this Agreement. If the Purchaser transfers any Purchased Shares, then this Section 2 shall apply to the Transferee to the same extent as the Purchaser.

     (b) Condition Precedent to Exercise. The Right of Repurchase for Purchased Shares shall be exercisable at any time following the date when


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          the Purchaser's Service terminates for any reason, with or without cause, including (without limitation) death or disability.

     (c) Repurchase Cost. If the Corporation exercises the Right of Repurchase for Purchased Shares, it shall pay the Purchaser an amount equal to the Fair Market Value for each of the Purchased Shares being repurchased.

     (d) Exercise of Repurchase Right. The Right of Repurchase for Purchased Shares shall be exercisable by written notice delivered to the Purchaser. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Purchased Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Corporation properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the Fair Market Value for each of the Purchased Shares being repurchased. Payment shall be made in cash or cash equivalents.

     (e) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of any extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Purchased Shares or into which such Purchased Shares thereby become convertible shall immediately be subject to the Right of Repurchase for Purchased Shares. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Purchased Shares.

     (f) Termination of Rights as Stockholder. If the Company, makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with this Section 2, then after such time the person from whom such Purchased Shares are to be repurchased shall no longer have any rights as a holder of such Purchased Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Purchased Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.


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     (g)  Escrow. Upon issuance, the certificates for Purchased Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (f) above shall immediately be delivered to the Corporation to be held in escrow. All regular cash dividends on Purchased Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Purchased Shares, together with any other assets or securities held in escrow hereunder, shall be surrendered to the Corporation for repurchase and cancellation upon the Corporation's exercise of its Rights of Repurchase of Purchased Shares.

SECTION 3. RIGHT OF REPURCHASE FOR RESTRICTED SHARES.

     (a) Scope of Repurchase Right. All Restricted Shares shall be subject to a right (but not an obligation) of repurchase by the Corporation.

     (b) Condition Precedent to Exercise. The Right of Repurchase for Restricted Shares shall be exercisable at any time following the date when the Purchaser's Service terminates for any reason, with or without cause, including (without limitation) death or disability.

     (c) Lapse of Repurchase Right for Restricted Shares. The Right of Repurchase for Restricted Shares contained in this Section 3 shall lapse with respect to the Restricted Shares in accordance with the vesting schedule set forth in the Summary of Stock Purchase .

     (d) Repurchase Cost. If the Corporation exercises the Right of Repurchase for Restricted Shares, it shall pay the Purchaser an amount equal to the Purchase Price for each of the Restricted Shares being repurchased.

     (e) Exercise of Repurchase Right. The Right of Repurchase shall be exercisable by written notice delivered to the Purchaser. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Corporation properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such certificate(s), pay to the Purchaser the Purchase Price for each of the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents.

     (f) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of any extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction


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          affecting the Corporation's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase for Restricted Shares. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase for Restricted Shares in order to reflect any change in the Corporation's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

     (g) Termination of Rights as Stockholder. If the Company, makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 3, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

     (h) Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (f) above shall immediately be delivered to the Corporation to be held in escrow. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be surrendered to the Corporation for repurchase and cancellation upon the Corporation's exercise of its Rights of Repurchase for Restricted Shares.

SECTION 4. OTHER RESTRICTIONS ON TRANSFER.

     (a) Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Corporation as follows:


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          i.   The Purchaser is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

          ii. The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Corporation and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Corporation is under no obligation to register the Purchased Shares.

          iii. The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period is required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction", and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation has no plans to satisfy these conditions in the foreseeable future.

          iv. The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Corporation with written assurances, in substance and form satisfactory to the Corporation, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) had been taken and (B) the proposed disposition will not result in the contravention of any


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               transfer restrictions applicable to the Purchased Shares under the Rules of the California Corporations Commissioner.

          v. The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the Purchased Shares.

          vi. The Purchaser is aware that his or her investment in the Corporation is a speculative investment which has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

     (b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Corporation at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Corporation, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     (c) Market Stand-Off. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation's initial public offering, the Purchaser shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restrictions (the "Market Stand-Off") shall be in effect for such period of time following the date of final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Corporation's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction


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          distributed with respect to any Shares subject to the Market
          Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Corporation's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Subsection (c) only if the directors and officers of the Corporation are subject to similar arrangements.

     (d)  Rights of the Corporation. The Corporation shall not be required to
          (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 5. SUCCESSORS AND ASSIGNS.

          Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 6. NO RETENTION RIGHTS.

          Nothing in this Agreement or in the Plan shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 7. TAX ELECTION.

          The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code
Section 83(b). Such election may be filed only within 30 days after the date of purchase set forth in the Summary of Stock Purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Purchaser should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his or her sole responsibility, and


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not the Corporation's, to file a timely election under Code Section 83(b), even if the Purchaser requests the Corporation or its representatives to make this filing on his or her behalf.

SECTION 8. LEGENDS.

          All certificates evidencing Purchased Shares shall bear the following legends:

               "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE CORPORATION CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE CORPORATION. THE SECRETARY OF THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 9. NOTICE.

          Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the


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Corporation at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Corporation.

SECTION 10. ENTIRE AGREEMENT.

          The Summary of Stock Purchase, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supercede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 11. CHOICE OF LAW.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without application of the conflicts of law principles thereof), as such laws are applied to contracts entered into and performed in such State.

SECTION 12. DEFINITIONS.

     (a)  "Agreement" shall mean this Stock Purchase Agreement.

     (b) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted from time to time or, if a Committee has been appointed, such Committee.

     (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean a committee of the Board of Directors, as decribed in Section 2 of the Plan.

     (e) "Corporation" shall mean Laminates Acquisition Co., a Delaware corporation.

     (f) "Employee" shall mean any individual who is a common-law employee of the Corporation, a Parent or a Subsidiary.

     (g) "Fair Market Value" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     (h) "Parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending


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          with the Corporation, if each of the corporations other than the
          Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (i) "Plan" shall mean the Laminates Acquisition Co. 1999 Stock Plan, as amended.

     (j) "Purchased Shares" shall mean the Shares purchased by the Purchaser pursuant to this Agreement.

     (k) "Purchase Price" shall mean the amount for which one Share may be purchased pursuant to this Agreement, as specified in the Summary of Stock Purchase.

     (l) "Purchaser" shall mean the individual named in the Summary of Stock Purchase.

     (m) "Restricted Share" shall mean a Purchased Share that is subject to vesting requirements.

     (n) "Right of Repurchase for Purchased Shares" shall mean the Corporation's right of repurchase described in Section 2.

     (o) "Right of Repurchase for Restricted Shares" shall mean the Corporation's right of repurchase described in Section 3.

     (p)  "Securities Act" shall mean the Securities Act of 1933, as amended.

     (q)  "Service" shall mean service as an Employee.

     (r)  "Share" shall mean one share of Stock.

     (s) "Stock" shall mean the Common Stock of the Corporation, with a par value of $0.01 per Share, and/or the Preferred Stock of the Corporation, with a par value of $0.01 per Share.

     (t) "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting


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          power of all classes of stock in one of the other corporations in such chain.

     (u) "Summary of Stock Purchase" shall mean the document so entitled to which this Agreement is attached.

     (v) "Transferee" shall mean any person to whom the Purchaser has directly or indirectly transferred any Purchased Share.

     (w) "Transfer Notice" shall mean the notice of a proposed transfer of Purchased Shares described in Section 3.